Power of Attorney

STATE OF MICHIGAN )

                  )  SS

COUNTY OF WAYNE   )

                                          KNOW ALL BY THESE PRESENT that I, JoAnn Chavez, do hereby constitute and appoint Michael J. Solo, Jr., Timothy E. Kraepel, Lisa A. Muschong, Ann M. Hayes and Michelle L. Clements, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

                                          This Power of Attorney is in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

                                          IN WITNESS THEREOF, I have hereto set my hand this 4th day of October 4th, 2019.

                                                                        /s/JoAnn Chavez

                                                                        JoAnn Chavez

                                                                        Senior Vice President, General Counsel and

                                                                        Chief Legal Officer

                                         The foregoing instrument was acknowledged before me this 4th day of October 2019, by JoAnn Chavez, as Senior Vice President, General Counsel and Chief Legal Officer, of DTE Energy Company, a Michigan corporation, on behalf of the corporation.

/s/Elizabeth Ellen Kochevar

Elizabeth Ellen Kochevar

Notary Public, Wayne County, MI

Acting in Wayne County, MI

My Commission Expires:  November 16, 2021